UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2016

Quiksilver, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Argosy Circle, #100, Huntington Beach, CA		92649
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on September 9, 2015, Quiksilver, Inc. (the “Company”) and each of its wholly owned U.S. subsidiaries – DC Direct, Inc., DC Shoes, Inc., Fidra, Inc., Hawk Designs, Inc., Mt. Waimea, Inc., Q.S. Optics, Inc., QS Retail, Inc., QS Wholesale, Inc., Quiksilver Entertainment, Inc. and Quiksilver Wetsuits, Inc. (such subsidiaries, together with the Company, the “Debtors”) – filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code” and the cases commenced thereby, the “Chapter 11 Cases”). The Bankruptcy Court approved the joint administration of the Chapter 11 Cases under the caption In re Quiksilver, Inc., et al., and the lead case number is 15-11880.

As previously disclosed, on January 29, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession (the “Plan”), which was filed with the Bankruptcy Court on January 28, 2016.

On February 11, 2016 (the “Effective Date”), the Plan became effective pursuant to its terms and the Debtors emerged from the Chapter 11 Cases.

Stockholders Agreement

On the Effective Date, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with an affiliate of Oaktree Capital Management, L.P. (together with its permitted transferees, the “Oaktree Investors”) and certain other stockholders of the Company who from time to time join such agreement after acquiring shares of common stock of the Company (collectively, the “Other Stockholders” and, together with the Oaktree Investors, the “Stockholders”). Under the Stockholders Agreement, the size of the Company’s board of directors (the “Board”) was set at four (4) directors, as may be expanded by the Oaktree Investors, and the Oaktree Investors have the right to designate three directors and any other directors necessary to fill a vacancy on the Board resulting from an expansion in the size of the Board (collectively, the “Oaktree Investor Directors”). The Oaktree Investor Directors can only be removed upon the request of the Oaktree Investors, and in the event that any of the Oaktree Investor Directors for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board will be filled by a representative designated by the Oaktree Investors.

Pursuant to the Stockholders Agreement, each Other Stockholder grants the Oaktree Investors an irrevocable proxy to vote his, her or its shares of common stock of the Company. The proxies will remain in effect for so long as the Oaktree Investors collectively own at least a majority of the outstanding voting shares of common stock of the Company. The Stockholders Agreement also imposes certain notice requirements and restrictions on transfers of the Company’s common stock, and provides the Stockholders with certain preemptive rights, registration rights and tag-along rights.

Management Services Agreement

On the Effective Date, the Company entered into a management services agreement (the “MSA”) with an affiliate of Oaktree Capital Management, L.P. (the “Advisor”), pursuant to which the Company is required to pay the Advisor an annual management and consulting fee in the amount of $3.0 million (the “Consulting Fee”); provided that the Consulting Fee payable by the Company to the Advisor in respect of the period beginning on the date of the MSA through December 31, 2016 will accrue throughout such period and be payable instead in January 2017 (such that the total fees payable during the 2017 calendar year will be $6.0 million). If the Company or its subsidiaries acquire or enter into any additional business operations after the date of the MSA, the Company and the Advisor will determine whether and to what extent the Consulting Fee should be increased as a result. Additionally, in consideration for the time and effort expended by the Advisor and its personnel in connection with any acquisition, divestiture, financing, refinancing, merger, restructuring (financial or organizational), recapitalization or other transaction by the Company or any of its subsidiaries, the Advisor will be entitled to receive an additional consulting fee in respect of the additional services to be provided by the Advisor in connection with such activities; provided that, the amount of any additional consulting fee payable in connection with such activities will be determined by the Board on a case-by-case basis, based on the amount of consulting fees which would be payable to a third-party advisor in such circumstances. Finally, the Advisor will be entitled to reimbursement of its and its affiliates’ out of pocket expenses incurred pursuant to the MSA.

Exit ABL Facility

On the Effective Date, the Company entered into a credit agreement relating to an asset-based revolving credit facility (the “Exit ABL Facility”) in the initial aggregate principal amount of $140 million, under which certain domestic and foreign subsidiaries of the Company are borrowers and the Company is a guarantor. The Exit ABL Facility will mature on February 11, 2021; provided, that if any new notes of the Company issued in its exchange offer have not been defeased, repurchased, discharged, refinanced or redeemed on or before the date that is 91 days prior to the final stated maturity date thereof (the “Trigger Date”), then the maturity date will automatically be amended to the Trigger Date.

Borrowings under the Exit ABL Facility bear interest, at the Company’s option and based upon the currency of the applicable borrowing, at a rate equal to either an adjusted base rate, prime rate, LIBO rate, Canadian BA rate or the Australian Bank Bill rate, in each case plus an applicable margin (which shall change depending on the average daily aggregate availability under the Exit ABL Facility). The applicable margin ranges from 1.25% to 1.75% for adjusted base rate and prime rate loans and 2.25% to 2.75% for LIBO rate, Canadian BA Rate and Australian Bank Bill Rate loans. The Company is also required to pay a commitment fee on the unused portion of the Exit ABL Facility. The indebtedness under the Exit ABL Facility, including certain hedging obligations owing to lenders and their affiliates and certain cash management obligations owing to the agent and its affiliates, is secured by substantially all of the assets of the Company and certain of its domestic and foreign subsidiaries, subject to certain exceptions.

The Exit ABL Facility includes covenants, representations and warranties and events of default customary for agreements of this type. The covenants also include financial maintenance and performance covenants.

Under certain conditions, amounts outstanding under the Exit ABL Facility may be accelerated. Certain bankruptcy events with respect to the Company will result in an automatic acceleration of the indebtedness under the Exit ABL Facility. Subject to notice and cure periods in certain cases, other events of default under the Exit ABL Facility will result in acceleration of indebtedness under the Exit ABL Facility at the option of the agent or the requisite lenders. Such other events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment, default or acceleration of other material debt, entry of material judgments or a change of control.

Exit Term Loan Facility

On the Effective Date of the Plan, the Company entered into a credit agreement relating to a delayed-draw term loan credit facility (the “Exit Term Loan Facility”) in the initial aggregate principal amount of $50 million, under which the Company is the borrower and certain of its domestic subsidiaries are guarantors. The Exit Term Loan Facility will mature on February 11, 2021.

Borrowings under the Exit Term Loan Facility bear interest at a fixed rate of 12%. The Company is also required to pay a commitment fee on the undrawn portion of the facility. The indebtedness under the Exit Term Loan Facility is secured by substantially all of the assets of the Company and certain of its domestic subsidiaries, subject to certain exceptions.

The Exit Term Loan Facility includes covenants, representations and warranties and events of default customary for agreements of this type.

Under certain conditions amounts outstanding under the Exit Term Loan Facility may be accelerated. Certain bankruptcy events with respect to the Company will result in an automatic acceleration of the indebtedness under the Exit Term Loan

Facility. Subject to notice and cure periods in certain cases, other events of default under the Exit Term Loan Facility will result in acceleration of indebtedness under the Exit Term Loan Facility at the option of the agent or the requisite lenders. Such other events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment, default or acceleration of other material debt, entry of material judgments or a change of control.

Item 1.02	Termination of a Material Definitive Agreement

On the Effective Date and in accordance with the Plan, the Company’s 7.875% Senior Secured Notes due 2018 (the “2018 Notes”) and 10.000% Senior Unsecured Notes due 2020 (the “2020 Notes”) were extinguished and the indentures governing the 2018 Notes and the 2020 Notes were terminated. Additionally, the Company’s debtor-in-possession financing, consisting of a secured revolving credit facility and secured term loan credit facility, was repaid in full and the credit agreements governing the debtor-in-possession financing were terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Current Report on Form 8-K under the headings “Exit ABL Facility” and “Exit Term Loan Facility” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

As of the Effective Date and in accordance with the Plan, the Company issued a total of 10.8 million new shares of common stock to the holders of the 2018 Notes and the 2020 Notes, and the backstop parties that participated in the exit rights offering described under the Plan. The Company may issue up to an additional 5.2 million new shares of common stock at the consummation of its previously announced exchange offer in order to complete the euro rights offering described under the Plan. The issuance and sale of the shares of common stock under the Plan were not registered with the Securities and Exchange Commission and such shares are not listed for public trading on any securities exchange. The shares of common stock were issued in reliance on exemptions from registration pursuant to Section 1145 of the Bankruptcy Code or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Section 1145 of the Bankruptcy Code exempts offers and sales of securities from registration under Section 5 of the Securities Act if the following principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•	the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property (as such terms are construed under the Bankruptcy Code).

Section 4(a)(2) of the Securities Act exempts the offer and sale of securities from registration under Section 5 of the Securities Act if such offer and sale do not involve a public offering.

Item 3.03	Material Modifications to the Rights of Security Holders

On the Effective Date and in accordance with the Plan, all of the Company’s existing equity interests, including its shares of common stock, options and warrants, were automatically cancelled and extinguished without holders receiving any distribution. Additionally, the Company’s 2020 Notes were cancelled and extinguished with holders receiving new shares of common stock of the Company by participating in the exit rights offering described under the Plan.

Item 5.01	Changes in Control of the Registrant

As of the Effective Date and in accordance with the Plan, certain affiliates of Oaktree Capital Management, L.P. (“Oaktree”) acquired control of the Company as a result of acquiring a majority of the new common stock of the Company. For a listing of the new directors of the Company that are affiliated with Oaktree, see Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers

As of the Effective Date and in accordance with the Plan, Robert McKnight, William Barnum, Joseph Berardino, Michael Clarke, Steven Langman and Andrew Sweet were deemed to have resigned from the Company’s Board.

As the Effective Date and in accordance with the Plan, Matthew Wilson, David Tanner and Thomas Casarella were appointed to serve as directors of the Company. In addition, Pierre Agnes, the Company’s Chief Executive Officer, will continue to serve as a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Certificate of Incorporation

On the Effective Date and in accordance with the Plan, the Company filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation contains certain material amendments to the Company’s certificate of incorporation as in effect immediately prior to the Effective Date, including with regards to the total number of shares of all classes of capital stock the Company has authority to issue, restrictions on transfer of stock, rights of first refusal of the stockholders party to the Stockholders Agreement and consent requirements with respect to a sale of the Company or initial public offering.

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of such document, which is incorporated herein by reference and attached hereto as Exhibit 3.1.

Amended and Restated By-Laws

On the Effective Date and in accordance with the Plan, the Company adopted amended and restated by-laws (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws contain certain material amendments to the Company’s by-laws in effect immediately prior to the Effective Date, including with regards to the number of members that comprise the Board, the procedures for setting the Company’s special meetings of stockholders, the manner for determining delivery of notice of meetings to stockholders and the procedure for filling vacancies on the Board.

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of such document, which is incorporated herein by reference and attached hereto as Exhibit 3.2.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on the Company’s historical or anticipated financial results. The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Quiksilver, Inc.

3.2	Amended and Restated By-Laws of Quiksilver, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKSILVER, INC.

Dated: February 18, 2016	By:	/s/ Thomas Chambolle
Thomas Chambolle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Quiksilver, Inc.

3.2	Amended and Restated By-Laws of Quiksilver, Inc.